Exhibit 10.1

PRODUCERS 88-PAID UP

Revised

OIL AND GAS LEASE

THIS LEASE AGREEMENT (hereinafter the “Lease”) is made as of the 8th day of September, 2014 by and among AMREP SOUTHWEST INC., a New Mexico corporation, and OUTER RIM INVESTMENTS, INC., a New Mexico corporation, whose address is 333 Rio Rancho Drive, Suite 400, Rio Rancho, New Mexico 87124, collectively as Lessor, and THRUST ENERGY, INC., a New Mexico corporation, whose address is 400 N. Pennsylvania Ave., Suite 690, Roswell, New Mexico 88201, and Cebolla Roja, LLC, a New Mexico limited liability company, whose address is P.O. Box 2990, Ruidoso, NM 88355-2990, collectively as Lessee, in equal and undivided shares. The Lease was prepared jointly by Lessor and Lessee.

1. Grant of Leased Premises. In consideration of a cash bonus in hand paid in the amount of ten dollars and other good and valuable considerations, the receipt and sufficiency of which is hereby acknowledged and the covenants herein and hereunder, Lessor hereby grants, leases and lets exclusively to Lessee, in equal and undivided shares, all minerals and mineral rights owned by Lessor or for which Lessor has executive rights in and under the following described land, hereinafter called Leased Premises:

See Exhibit “A” attached hereto and incorporated herein by reference thereto;

these lands being located in the County of Sandoval, State of New Mexico, containing approximately fifty four thousand seven hundred ninety-three and 24/100 (54,793.24) gross acres, for the purpose of exploring for, developing, producing and marketing oil and Gas, along with all hydrocarbon products and by-products, and non-hydrocarbon substances produced in association therewith (“Oil and Gas Substances”). The term “Gas” as used herein includes casinghead gas, separated gas, helium, inert gases, carbon dioxide, gaseous sulfur compounds, methane produced from coal formations and other commercial gases, as well as normal hydrocarbon gases, produced from the Leased Premises. The Lease does not grant any right or interest in any area outside the exterior boundaries of the Leased Premises.

2. Ancillary Rights. The Lease does not grant to Lessee any right or interest in the Surface of the Leased Premises. As used in the Lease, the term “Surface” means the ground surface of the Leased Premises down to two hundred fifty (250) feet below the actual surface of the Leased Premises. However, Lessor understands that Lessee will require use of the Surface of the Leased Premises for ingress and egress and to conduct operations for exploring, developing, producing, transporting and marketing Oil and Gas Substances on, under or from the Leased Premises, including but not limited to geophysical operations, the drilling of wells, and the construction and use of roads, pipelines, tanks, water wells, disposal wells, injection wells (including, but not limited to wells to inject gas, waters, other fluids, and air into subsurface strata), pits, electric and telephone lines, power stations, and other facilities (collectively the “Ancillary Uses”). Subject to the terms of the Addendum attached hereto, Lessor shall allow Lessee to locate the Ancillary Uses on portions of the Surface of the Leased Premises, provided that, as to lands owned by Lessor on the date of the Lease (“Lessor’s Surface”): (i) Lessee shall use the existing platted roads for location of the Ancillary Uses whenever possible; (ii) unless otherwise approved by Lessor in writing, Lessee, at Lessee’s sole cost and expense, shall bury its permanent pipelines at least thirty-six (36) inches below the Surface of the Leased Premises and restore the Surface of the Leased Premises to the same condition as it existed immediately prior to the construction as is reasonably practical; (iii) no well, tank or other above-ground Ancillary Use shall be located less than one thousand (1,000) feet from any building then existing on Lessor’s Surface without Lessor’s prior written consent; (iv) Lessor’s sale or development of any portion of the Surface of the Leased Premises shall be subject to this Agreement; provided that no Ancillary Use which was not in place prior to such sale or development of the applicable portion of Lessor’s Surface shall thereafter occur on, in or above such portion of the Surface; and (v) Lessee shall pay for any and all damage caused by its operations to the Leased Premises, any buildings and other improvements thereon. Lessee understands and agrees that Lessor’s primary business is the sale and/or development of the surface of the Leased Premises and that throughout the term of the Lease, Lessor shall sell and/or develop portions of the surface of the Leased Premises. The rights of and duties owed to Lessor are assignable by Lessor to Lessor’s successors or assigns as to any portion of Lessor’s Surface.

3. Term of Lease. The Lease shall be in force for an initial term of four (4) years from the date hereof (“the Primary Term”) and for as long thereafter as Oil or Gas Substances are produced and marketed in paying quantities from the Leased Premises or the Lease is otherwise maintained in effect pursuant to the express provisions hereof. In addition, Lessee is hereby given the option, to be exercised prior to four (4) years from the date hereof, of obtaining the Option Lease provided for in Paragraph 15 of the Addendum. Lessee may obtain the Option Lease only by providing timely written notice to Lessor of its exercise of the option and the payment of the amount stated in Paragraph 15 of the Addendum. Lessee and Lessor shall designate the acreage included in the Option Lease by a recordable instrument filed in the office of the Sandoval County Clerk. During the Primary Term and any option term hereunder, the Lessee shall have the affirmative obligations to: (i) use commercially reasonable efforts to develop, produce and sell Oil and Gas Substances in paying quantities from the Leased Premises; and (ii) act as a prudent operator and in good faith and with due diligence to find a satisfactory market for all Oil and Gas Substances produced from the Leased Premises and to start or resume marketing such Oil and Gas Substances when a satisfactory market is available.

1

4. Operations. If Lessee drills a well which is incapable of producing in paying quantities (hereinafter called “dry hole”) on the Leased Premises, or if all production (whether or not in paying quantities) permanently ceases from any cause, then in the event the Lease is not otherwise being maintained in force, it shall nevertheless remain in force if Lessee commences further operations for reworking an existing well or for drilling an additional well or for otherwise obtaining or restoring production on the Leased Premises within one hundred eighty (180) days after completion of operations on such dry hole or within one hundred eighty (180) days after such cessation of all production and thereafter continues such further operations without interruption. If after the Primary Term the Lease is not otherwise being maintained in force, but Lessee is then engaged in Operations, as defined below, the Lease shall remain in force so long as any one or more of such Operations are prosecuted with no interruption of more than one hundred eighty (180) consecutive days, but only if any such Operations result in the production and sale of Oil and Gas Substances from the Leased Premises in paying quantities. In no event shall the Lease continue in effect with regard to any portion of the Leased Premises for more than twelve (12) months solely due to Operations (without the production of Oil or Gas Substances in paying quantities). After completion of a well on the Leased Premises capable of producing in paying quantities, Lessee shall drill such additional wells on the Leased Premises as a reasonably prudent operator would drill under the same or similar circumstances to (a) develop the Leased Premises as to reservoirs then capable of producing in paying quantities on the Leased Premises, or (b) protect the Leased Premises from uncompensated drainage by any well or wells located on other lands. There shall be no covenant to drill exploratory wells or any additional wells except as expressly provided herein. Notwithstanding anything herein to the contrary, Lessee shall not be required to produce Oil and Gas Substances that in Lessee’s sole opinion are uneconomic or inadequately priced in the market. The term “Operations” shall mean any activity conducted on or related to the Leased Premises that is reasonably calculated to obtain or restore production within the Leased Premises, including without limitation, (i) drilling or any act preparatory to drilling (such as obtaining permits, surveying a drill site, staking a drill site, building roads, clearing a drill site, or hauling equipment or supplies); (ii) reworking, hydraulic fracturing, plugging back, deepening, treating, testing, stimulating, refitting, installing any artificial lift or production-enhancement equipment or technique; (iii) constructing facilities related to the production, treatment, transportation and marketing of substances produced from the Leased Premises; and (iv) construction of water disposal facilities and the physical movement of water produced from the Leased Premises.

5. Shut-in Royalty. If after the end of the Primary Term there shall be a well on the Leased Premises capable of producing Gas in paying quantities, but from which Gas is not sold and which is shut-in for lack of a satisfactory market, Lessee may pay or tender to Lessor a payment of $5,000.00 for each well which is shut-in (the “Shut-In Royalty”). The first Shut-In Royalty payment shall be made on or before sixty (60) days after the day on which such well was shut-in. Thereafter, if no satisfactory market for Gas produced from such well exists, Lessee may make two (but no more) additional Shut-In Royalty payments of $ 5,000.00 per well on or before the next two anniversaries of the date of the first Shut-In Royalty payment. If a Shut-In Royalty payment is timely paid or tendered pursuant to this Paragraph 5, the shut-in well shall be deemed to be producing Gas in paying quantities for a period of one year from the date of such payment and the Lease shall not terminate; provided, however, that the cumulative period during which any shut-in well shall be deemed to be producing Gas in paying quantities on account of Shut-In Royalty payments shall not exceed three successive years. No Shut-In Royalty payment shall in any way abrogate or otherwise affect Lessee’s continuing obligations to (i) act as a prudent operator and in good faith and with due diligence to find a satisfactory market for all Gas produced from the Leased Premises and to start or resume marketing such Gas when a satisfactory market is available, (ii) reasonably develop the Leased Premises, and (iii) comply with Paragraph 9.

6. Royalty.

(a) Lessee shall pay to Lessor as royalty on Oil, (i) when such Oil is sold by Lessee in a good faith, arms-length sale to an unaffiliated third party, 1/7 of the gross proceeds (including but not limited to premiums and special credits) received by Lessee from such sale of all oil, condensate, distillate, natural gasoline, kerosene and other liquid hydrocarbons produced from the Leased Premises (except those recovered by processing or treating Gas) (“Oil”), and (ii) when such Oil is used by Lessee on or off the Leased Premises or sold to a subsidiary or affiliate of Lessee, such percentages of the market value at the point of sale or use thereof. For purposes hereof, “market value” means the higher of (i) the gross sales price received by Lessee therefor and (ii) the arithmetical average of the two highest prices paid by any purchaser or purchasers (including but not limited to Lessee or any subsidiary or affiliate of Lessee) in a first sale of Oil produced in New Mexico Oil Conservation Division (“OCD”) District 3 or District 4 during the calendar year in which such Oil is sold, considering only such purchases as are subject to the same maximum ceiling price, if any, with applicable adjustments, to which Oil produced hereunder may be subject, without considering the quantity or prospective use of the Oil.

2

(b) Lessee shall pay Lessor as royalty on Gas, (i) when such Gas is sold by Lessee in a good faith, arms-length sale to an unaffiliated third party, 1/7 of the gross proceeds (including but not limited to premiums and special credits) received by Lessee from such sale, and (ii) when such Gas is used by Lessee on or off the Leased Premises or sold to a subsidiary or affiliate of Lessee, such percentages of the market value at the point of sale or use thereof. For purposes hereof, “market value” means the higher of (i) the gross sales price received by Lessee therefor and (ii) the arithmetical average of the two highest prices paid by any purchaser or purchasers (including but not limited to Lessee or any subsidiary or affiliate of Lessee) in a first sale of Gas produced in New Mexico Oil Conservation Division (“OCD”) District 3 or District 4 during the calendar year in which such Gas is sold, considering only such purchases as are subject to the same maximum ceiling price, if any, with applicable adjustments, to which Gas produced hereunder may be subject, without considering the quantity or prospective use of the Gas. For purposes of the Lease, a “subsidiary or affiliate” of Lessee shall be any person or entity (i) in which Lessee, or any parent entity, subsidiary or affiliate of Lessee, owns a direct or indirect interest, by stock ownership or in any other way, or over which Lessee, or any parent entity, subsidiary or affiliate of Lessee, exercises any degree of direct or indirect control, by stock ownership or in any other way, or (ii) which owns any direct or indirect interest in Lessee, by stock ownership or in any other way, or which exercises any degree of direct or indirect control over Lessee, by stock ownership or in any other way.

(c) Lessee shall place Oil and Gas Substances in marketable condition and market the same for Lessor, for the mutual benefit of Lessee and Lessor. Lessor’s royalty shall be charged with 1/7 of the transportation, processing, production, post-production or other expenses actually and reasonably incurred by Lessee beyond the mouth of the well after the hydrocarbon substances have been severed from the Leased Premises to place Oil and Gas Substances from the Leased Premises in marketable condition, including but not limited to any capital expenses, depreciation, overhead and administrative costs, or expenses of gathering, compressing, storing and marketing. If (i) Gas is processed for the recovery of liquefiable hydrocarbons and residue gas prior to sale, and (ii) any processing facilities costs directly or indirectly owned or contracted by Lessee or any subsidiary or affiliate of Lessee, Lessor’s royalty shall be calculated based upon the net proceeds received by Lessee (or any subsidiary or affiliate of Lessee) from Lessee’s sale of such liquefiable hydrocarbons and residue Gas, or the market value thereof at the point of sale less any charges permitted hereunder, whichever is applicable pursuant to Subparagraph 6(a). Charges incurred and necessary to market the Oil and Gas Substances and/or place them in a marketable condition that are netted from sales price to calculate Lessor’s royalty shall be limited to (a) actual third party charges; and (b) as to charges for facilities owned, directly or indirectly, by Lessor to reasonable charges for those facilities. No provision in this subparagraph 6(c) shall be interpreted to permit Lessee to charge Lessor or to deduct from Lessor’s royalty any costs of drilling, completing or lifting any hydrocarbon substances from the Leased Premises. The only costs, if any, that may be netted from Lessor’s royalty pursuant to this subparagraph 6(c) are costs actually and reasonably incurred by Lessee beyond the mouth of the well after the hydrocarbon substances have been severed from the Leased Premises.

(d) Lessee shall start paying royalties on production from the first well completed on the Leased Premises within ninety (90) days after the first day of the month following the month during which such production begins. Lessee shall start paying royalties on production from each subsequent well completed on the Leased Premises within thirty (30) days after the first day of the month following the month during which such production begins. Thereafter, Lessee shall pay royalties on Oil on or before the last day of the first month following the month of production and royalties on Gas on or before the 15th day of the second month following the month of production.

(e) Royalties not paid when due shall bear interest at the rate of the lesser of 18% per year, compounded monthly (but in no event less than $100.00 per month), or the highest interest rate permitted by applicable law, accruing from the date payment was due until Lessor receives payment in full. Payment of interest to Lessor shall not prevent Lessor from exercising any other available right or pursuing any other available remedy. If royalty is not paid when due, Lessor may give Lessee written notice of nonpayment, if Lessor does not receive all unpaid royalty within ten (10) days after Lessor gives such notice, Lessor may terminate the Lease by giving written notice of termination to Lessee.

3

(f) Lessor shall not be required by Lessee, as a condition of receiving any payment, to execute any division or transfer order which in any way purports to alter, amend, extend, ratify, change or modify the Lease or any provision hereof, and no such order executed by Lessor shall be deemed to have any of such effects. If Lessor at any time or from time to time accepts payment of royalties from a purchaser of production from the Leased Premises or any other third party, no such acceptance shall relieve Lessee of its absolute obligation and liability to pay all royalty due hereunder except to the extent of payments actually received by Lessor; if any such third party fails to pay any royalty due hereunder, Lessee shall remain fully liable therefor.

(g) Lessee hereby grants Lessor, effective upon a default by Lessee hereunder, a security interest in all (i) production of Oil and Gas Substances, (ii) proceeds of the sale thereof, and (iii) accounts arising therefrom, to secure Lessee’s payment of royalties and compliance with the other covenants and conditions hereof. This Subparagraph 6(g) and the Lease are, among other things, a security agreement under the New Mexico Uniform Commercial Code. Lessee shall cooperate with the Lessor to execute, acknowledge and file any and all financing statements or other documents necessary to perfect this security interest in the State of New Mexico and Lessee shall pay any and all costs related to such filing.

(h) Lessee shall pay Lessor a royalty of 1/7 of any and all monetary or other consideration received by Lessee or any subsidiary or affiliate of Lessee, after deducting reasonable expenses incurred by Lessee or such subsidiary or affiliate in obtaining such consideration, as a result of (i) any final judgment or settlement (“Final Judgment or Settlement”) of any contractual, common law, statutory, administrative or other claims brought by Lessee or such subsidiary or affiliate which relates or pertains in any way Oil and Gas Substances produced and saved from the Leased Premises or (ii) Lessee’s agreement to cancel or modify any agreement between Lessee or any such subsidiary or affiliate and any other person or entity relating to the purchase of Oil and Gas Substances.

(i) Lessee shall deliver to Lessor with each royalty payment (i) a statement showing the gross volumes and disposition of all Oil and Gas Substances produced and the gross proceeds and market value thereof, (ii) copies of documents, records and reports confirming such volumes, disposition, gross proceeds and market value, including but not limited to gas meter readings, pipeline receipts, gas line receipts and other records relating to volumes produced and disposed of, and any other reports and records which Lessor may reasonably require to verify such royalty payments, volumes, proceeds and values, and (iii) a check stub, schedule, summary or other remittance advice showing how the royalty was calculated. Lessee shall also promptly (i) deliver to Lessor a copy of each statement filed with the OCD relating to production from the Leased Premises, (ii) make its records relating to volumes, disposition, gross proceeds, market value and any other matters relating to the royalties available to Lessor and its authorized agents at reasonable times and places, and (iii) give Lessor written notice of and furnish Lessor with a copy of any (A) Final Judgment or Settlement and a written description of the consideration received by Lessee or any subsidiary or affiliate in connection therewith and (B) any undertaking by Lessee or any subsidiary or affiliate to terminate or modify any agreement between it and any person or entity purchasing Oil and Gas Substances and a written description of the consideration received by Lessee or such subsidiary or affiliate therefor.

(j) Lessee and Lessor agree that nothing herein, including but not limited to the term “gross proceeds”, is intended to relieve Lessor from bearing its proportionate share of any taxes imposed by the State of New Mexico on the value of severed oil, gas or other substances produced hereunder. Lessee is specifically authorized to pay any such taxes and net Lessor’s proportionate share of those taxes from any royalty payment to Lessor.

7. Ownership Changes. The interest of Lessor hereunder may be assigned, devised or otherwise (including without limitation by a change of control of Lessor) transferred in whole or in part, by area and/or by depth or zone. The interest of Lessee hereunder may be assigned, devised or otherwise transferred in whole or in part (including without limitation by a change of control), by area and/or by depth or zone. In the event that Lessee assigns all of its rights hereunder, all of its rights in a particular zone, or otherwise makes an assignment of its rights so that the Lessee’s assignee is permitted to conduct drilling and production operations hereunder, Lessee or its assignee will notify Lessor of such change by writing within 30 from the date thereof. The rights and obligations of the parties hereunder shall extend to the respective permitted successors and permitted assigns or the parties. No change in ownership shall have the effect of reducing the rights or enlarging the obligations of either party hereunder or be binding on the party that did not effect the change until thirty (30) days after such party has been furnished the originals or duly authenticated copies of the documents effecting such change. In the event of the death of any person entitled to receive payments hereunder, Lessee may pay or tender such payments to the credit of decedent or decedent’s estate until such time as Lessee has been furnished with evidence reasonably satisfactory to Lessee as to the persons entitled to such payments. If at any time two or more persons are entitled to receive payments hereunder, Lessee may pay or tender such payments to such persons either jointly or separately in proportion to the interest which each owns.

4

8. Release of Lease. Lessee may at any time and from time to time release from the Leased Premises any lands subject hereto by delivering to Lessor a release in a form duly recordable in the real estate records of Sandoval County, New Mexico. Upon such delivery, Lessee shall be relieved of all obligations thereafter accruing as to the lands so released but shall not be relieved of any obligations which accrued prior to such release. Any release must release all depths, strata and horizons in and under the lands released. If Lessor sells or develops the Surface of any portion of the Leased Premises, Lessee’s right to request use of the Surface of such portion of the Lease Premises shall automatically terminate at the time of such sale or development.

9. Delay. Should Lessee be prevented from complying with any express or implied covenant of the Lease (except a covenant for the payment of money), from conducting Operations hereunder or from producing Oil and Gas Substances hereunder, by reason of any Law, the Lease shall remain in full force and effect for the period during which Lessee is so prevented if Lessee acts diligently, in good faith and as a prudent operator to overcome the cause preventing it from complying. This Paragraph 9 shall not (i) operate to extend the Lease for more than a cumulative total of 365 days in any five (5) calendar year period, (ii) release or suspend any of Lessee’s payment obligations, or (iii) be effective to extend the Primary Term.

10. Breach or Default. No litigation shall be initiated by Lessor for damages, forfeiture or cancellation with respect to any breach or default by Lessee hereunder, until at least ten (10) days after Lessor has given Lessee a written notice describing the breach or default, and then only if Lessee fails to remedy the breach or default within such period. In the event Lessor initiates or defends against any litigation or other proceeding to enforce any term or provision of the Lease, the prevailing party in such litigation or other proceeding, is entitled to recover its attorneys’ fees and court costs incurred by such party in such litigation or other proceeding. In addition to the right to recover any and all monetary damages accruing from a default by Lessee, the Lessor shall have any and all rights and remedies available at law or in equity, including without limitation, the rights of injunction, specific performance and termination of the Lease in the event that the Lessee does not timely cure a default under the Lease. Likewise, in addition to the right to recover any and all monetary damages accruing from a default by Lessor, the Lessee shall have any and all rights and remedies available at law or in equity, including without limitation, the rights of injunction, specific performance of the Lease in the event that the Lessor does not timely cure a default under the Lease. Lessor and Lessee recognize that, in the event of any breach or default of Lessee under the Lease, it may be difficult or impossible for Lessor to establish and prove the amount of its loss and to obtain an adequate remedy. Therefore, Lessee agrees the amount to be paid by Lessee to Lessor for any breach or default of Lessee under the Lease shall equal the greater of actual damages (if established and proven by Lessor) or the reasonable amount of liquidated damages of $1,000 per day that Lessee is in breach or default under the Lease, which per day amount Lessor and Lessee agree is not a penalty. Unless otherwise specifically provided in the Lease, payments for any monies owed to Lessor under the Lease shall be immediately due and payable. Any late payment shall bear interest at the rate of the lesser of 18% per year, compounded monthly (but in no event less than $100.00 per month), or the highest interest rate permitted by applicable law, accruing from the date payment was due (or in the case of a default of any breach or default, from the date of such breach or default) until Lessor receives payment in full. Payment of interest to Lessor shall not prevent Lessor from exercising any other available right or pursuing any other available remedy. If an amount is not paid when due, Lessor may give Lessee written notice of nonpayment, if Lessor does not receive all unpaid amounts within ten (10) days after Lessor gives such notice, Lessor may terminate the Lease by giving written notice of termination to Lessee; provided that, no such notice of nonpayment is required with respect to Section 5 of the Lease.

11. Additional Provisions. Lessor and Lessee hereby agree that neither party will record the Lease as a public record with the Sandoval County Clerk; provided that, Lessee or Lessor may record an appropriate Memorandum of Lease, in the form attached hereto as Exhibit “B”, with the County Clerk of Sandoval County as a matter of public record.

The Lease is made subject to the terms and provisions of the Addendum attached hereto and incorporated herein by reference. In the event of a conflict between the terms and provisions of the Lease and the terms and provisions of the Addendum, the terms and provisions of the Addendum shall control.

5

At Lessor’s request made within 365 days after the Lease terminates, Lessee shall promptly furnish Lessor, at Lessee’s sole cost and expense, copies of all logs of all wells drilled hereunder in Lessee’s possession, custody and control but only to the extent that there Lessee is not contractually restricted from disseminating those logs. Lessee shall keep any such information confidential and not disseminate it to any third party absent Lessee’s written consent. Lessee shall promptly furnish Lessor with a copy of any application or other filing that Lessee or any other party makes to the OCD relating to the Leased Premises.

Lessee shall in all of its activities and operations hereunder comply with all federal, state, county, municipal and other applicable law, rules, regulations and orders now or hereafter in effect (“Law”). The Lease shall be governed by the laws of the State of New Mexico. Except as provided in the following paragraph, any lawsuit or other proceeding to enforce or interpret any term or provision of the Lease shall be conducted in the New Mexico district court in Sandoval County, New Mexico, or in the federal court in Bernalillo County, New Mexico. Any party, assignee or sublessee of the Lease hereby agrees that it is subject to the personal jurisdiction of such courts.

Lessee and Lessor shall each designate a person (referred to as “Representative” herein) who will be responsible for identifying and attempting, in good faith, to expeditiously resolve any disputes or concerns arising under the Lease. In addition to the other notification and consent requirements under the Lease, Lessee’s Representative shall notify Lessor’s Representative of planned operations on Lessor’s Surface in as far in advance as is reasonably practicable (which, in the case of emergency operations, may be after those operations commence). In the event the Representatives are not able to resolve a dispute or concern, Lessor may elect to submit a dispute involving less than $100,000 to an “Expedited Arbitration” (as that procedure is defined below). An Expedited Arbitration is commenced by Lessor submitting to Lessee a demand for Expedited Arbitration which demand must include: (i) a clear statement that it is a demand for Expedited Arbitration; (ii) a detailed description of the dispute or concern (including any breach or default under the Lease) which is the subject of the Expedited Arbitration; and (iii) documents that Lessor may rely upon in the Expedited Arbitration including photographs and written testimony. If Lessor and Lessee have not previously agreed upon an Arbitrator (defined below), Lessor shall propose at least three persons eligible to serve as Arbitrator in its demand for Expedited Arbitration. Seven (7) business days after receipt of the demand for Expedited Arbitration, Lessee shall serve its response to Lessor which must include: (i) a detailed description of Lessee’s position as to Lessor’s statements concerning the dispute or concern (including any breach or default under the Lease); and (ii) documents that Lessee may rely upon in the Expedited Arbitration including photographs and written testimony. If Lessor and Lessee have not previously agreed upon an Arbitrator, the response of Lessee shall also include either express agreement as to one of the potential Arbitrators proposed by Lessor or propose three other persons eligible to serve as Arbitrator. The Arbitrator shall decide the Expedited Arbitration within fifteen (15) days after receiving Lessor’s demand and Lessee’s response. The Arbitrator may decide the Expedited Arbitration without hearing, relying solely upon the written materials submitted by Lessor and Lessee. In the Arbitrator’s sole discretion, the Arbitrator may also consider the following, all of which may only take place in the presence of counsel for Lessor and Lessee: (i) a visit to the site in dispute to view the matters concerning the dispute or concern (including any breach or default under the Lease); and (ii) a brief hearing which will consist solely of the Arbitrator asking questions of witnesses who submitted written testimony for Lessor or Lessee with both Lessor and Lessee being given the opportunity to pose any questions to or respond to any questions posed to any witness. Lessor and Lessee shall each pay one-half of the Arbitrator’s fees subject to an award of costs as provided below. If the Arbitrator finds for Lessor, the Arbitrator may only award damages permitted by the Lease incurred by Lessor involving the subject matter of the Expedited Arbitration and/or order that Lessee repair or remedy the dispute or concern (including any breach or default under the Lease) raised by Lessor; provided that, the damages awarded and actual cost of repairs may not exceed, in total, $100,000.00; provided further that, Lessor may, by providing written notice thereof to Lessee, at any time before or, if the Arbitrator finds for Lessor, within ten (10) days after the Arbitrator makes its finding cease the Expedited Arbitration without prejudice or, if the Arbitrator has issued an award, forego the arbitration award without prejudice and, in either case, pursue the dispute or concern (including any breach or default under the Lease) in the New Mexico district court in Sandoval County, New Mexico, or in the federal court in Bernalillo County, New Mexico with the Expedited Arbitration (and any award thereunder) having no force or effect. The Arbitrator shall also award the prevailing party their reasonable attorneys’ fees and costs actually incurred in the Expedited Arbitration (which costs shall include the prevailing party’s share of the Arbitrator’s fees). Notwithstanding anything to the contrary in the Lease, the Arbitrator may not award any amounts to Lessee other than, if the Arbitrator determines that Lessee is the prevailing party in the Expedited Arbitration, their reasonable attorneys’ fees and costs actually incurred in the Expedited Arbitration. There shall be no right to appeal a decision of an Arbitrator in an Expedited Arbitration except an appeal asserting: (i) the Arbitrator was not Eligible (defined below); or (ii) the Arbitrator’s award exceeded the Arbitrator’s authority under this paragraph. Any such appeal shall be taken in accordance with the provisions of the New Mexico Arbitration Act. A person is “Eligible” to serve as an Arbitrator in an Expedited Arbitration only if the person: (i) is an attorney in good standing possessing an active license to practice law in the State of New Mexico; (ii) does not have any conflict of interest, as defined by the Rules of Professional Conduct adopted by the New Mexico Supreme Court, with the parties or any witness testifying in writing; and (iii) does not represent any client who, in Bernalillo, Sandoval or Valencia County, New Mexico, actively develops real estate or explores for oil and gas. Lessor and Lessee may agree to a standing Arbitrator from time-to-time. Lessor or Lessee may, upon notice to the other party, withdraw its consent to a standing Arbitrator except that, if a demand for Expedited Arbitration was served on Lessee, the withdrawal of consent does not affect the Arbitrator’s authority to hear that demand. If there is not a standing Arbitrator and Lessor and Lessee are not able to agree to an Arbitrator within two (2) business days after Lessee serves its response on Lessor to Lessor’s demand for Expedited Arbitration pursuant to this paragraph, Lessor may request appointment of an eligible Arbitrator by either the Chief Judge of the Thirteenth Judicial District of the State of New Mexico or the President of the State Bar of New Mexico. Any eligible Arbitrator so appointed shall be the Arbitrator in that Expedited Arbitration. Payments for any monies owed to Lessor as a result of an award in an Expedited Arbitration shall be made no later than twenty (20) days from the date of the Arbitrator’s award in the Expedited Arbitration, with any late payment bearing interest at the rate of the lesser of 18% per year, compounded monthly (but in no event less than $100.00 per month), or the highest interest rate permitted by applicable law, accruing from the date payment was due until Lessor receives payment in full.

6

IN WITNESS WHEREOF, the Lease is executed to be effective as of the date first written above and upon execution shall be binding on the signatory and the signatory’s successors and assigns.

AMREP SOUTHWEST INC.		THRUST ENERGY, INC.

By:	/s/ James Wall, Jr.	By:	/s/ James C. Manatt, Jr.
	James Wall, Jr., Senior Vice President		James C. Manatt, Jr., CEO

OUTER RIM INVESTMENTS, INC.		CEBOLLA ROJA, LLC

By:	/s/ James Wall, Jr.	By:	/s/ F. Andrew Grooms
	James Wall, Jr., Senior Vice President		F. Andrew Grooms, Manager

7

ADDENDUM

THIS ADDENDUM is attached to that certain Oil and Gas Lease by and among AMREP SOUTHWEST INC., a New Mexico corporation, and OUTER RIM INVESTMENTS, INC., a New Mexico corporation, collectively as Lessor, and THRUST ENERGY, INC., a New Mexico corporation, and CEBOLLA ROJA, LLC, a New Mexico limited liability company, collectively as Lessee, dated September 8, 2014 (the “Lease”).

1. Addendum Controlling: The terms and provisions of this Addendum are incorporated into and made a part of the Lease. Each reference in the Lease or in this Addendum to the Lease shall be deemed to refer to the Lease and this Addendum. In the event of any conflict between the terms and provisions of the Lease and the terms and provisions of this Addendum, the terms and provisions of this Addendum shall control. Terms defined in the Lease shall have the same meaning in this Addendum. References to sections or paragraphs of the Lease refer to such sections or paragraphs of the Lease without inclusion of the Addendum. Neither this Addendum nor the Lease grants any right or interest in any area outside the exterior boundaries of the Leased Premises.

2. Water: Lessee may not use any water from Lessor’s tanks, ponds, wells or other facilities without Lessor’s prior written consent, which may be withheld, delayed or conditioned in Lessor’s sole discretion, for any reason or for no reason. Any use of water shall be in compliance with Law. Lessee shall protect all water bearing strata as provided by Law. Lessee shall note on the log of each well for Oil and Gas Substances or for water drilled on the Leased Premises all aquifers and other water bearing formations and promptly furnish Lessor with a copy of each such log. Lessee shall also promptly furnish Lessor with all other information it has at any time pertaining to any such aquifer or formation. If Lessee intends to remove any casing or tubing from or to plug and abandon any well on the Leased Premises, it shall give Lessee at least five (5) business days’ written notice thereof. If within five (5) business days after receiving such notice Lessor notifies Lessee in writing that Lessor wishes to convert such well into a water well and to assume all liability and responsibility relating to such conversion, Lessee shall leave in place in such well such casing and tubing as Lessor may direct and, if requested by Lessor, shall at its cost plug back the well to an aquifer or other water producing formation designated by Lessor. Upon (i) the completion thereof and (ii) Lessor’s assumption of such liability and responsibility in a form reasonably satisfactory to Lessee, Lessee shall assign and convey to Lessor all of its interests in the well and the casing and tubing therein. To the extent permitted by Law, Lessee shall indicate on any application to the New Mexico State Engineer to drill a water well on the Leased Premises that water produced from the well may be used for agricultural, domestic and commercial purposes as well as any purpose(s) desired by Lessee.

3. Surface Protection Provisions:

(a) Care in Operations. Lessee is not leasing any portion of the Lessor’s Surface pursuant to the Lease. Lessee shall minimize Surface use and Surface disturbance resulting from its Operations. Lessee shall use reasonable care in all activities on the Leased Premises to prevent injury or damage to grass, crops, livestock, other plants and animals, buildings, water wells, tanks and other improvements and property thereon. Lessee shall not (i) discharge any waste material or salt water on or below the Surface, except that Lessee may to the extent and in the manner permitted by Law re-inject salt water produced from the Leased Premises (but not from any other lands), (ii) permit the same to drain down any surface draw, arroyo, creek or ravine, nor (iii) permit the same to contaminate any surface or ground water. Lessee shall dispose of all waste material and salt water in accordance with the rules and regulations of the OCD and other Law. Lessee shall promptly reimburse Lessor and any other surface owners for all damage caused by or resulting from Operations, regardless of whether such damage was caused by the deliberate act or failure to act, negligence or violation of Law by Lessee or any other party except Lessor. For any Surface owned by Lessor that Lessee occupies for less than 24 months (including but not limited to any roads as contemplated by Section 3(e)), Lessee shall pay Lessor two percent (2%) of the appraised value of that Surface for each month or portion thereof Lessee occupies that Surface, except that, if Lessee notifies Lessor in writing that it intends to occupy any Surface for 24 months or more, then the two percent (2%) of appraised value payment obligation terminates on the date of that notification and the provisions in the following sentence for valuing such Surface occupied for 24 months or more shall immediately be applicable to such Surface. For any Surface owned by Lessor that Lessee notifies Lessor in writing that it intends to occupy for 24 months or more (including but not limited to any roads as contemplated by Section 3(e)) or for any Surface owned by Lessor that Lessee occupies for 24 months or more (including but not limited to any roads as contemplated by Section 3(e)) (and, in each case, except for buried pipelines and any surface pipe or other fixture required by Law to mark the location of a plugged and abandoned well), Lessee shall pay Lessor, at Lessor’s option: (i) 100% of the appraised value of such Surface less such amounts already paid by Lessee to Lessor for use of such Surface pursuant to the prior sentence, and in exchange for which Lessor will convey such Surface to Lessee with Special Warranty Covenants; provided that, such deed shall reserve to Lessor any and all minerals and mineral rights, or (ii) the difference in appraised value immediately before Lessee’s occupancy of such Surface and the appraised value of such Surface as of the earlier of when Lessee notifies Lessor that it intends to occupy such Surface for 24 months or more or when Lessee occupies such Surface for 24 months or more. Lessor shall exercise its option described in the preceding sentence in writing to the Lessee prior to the parties determining appraised value. Lessee shall pay Lessor five dollars ($5.00) per rod per year for buried pipeline which amount shall increase $1 every fifth anniversary date of the Lease.

1

(b) Definition of “Appraised Value”. As used in the Lease, the term “appraised value” shall mean: (i) at Lessor’s option, the sum of Three Thousand Dollars ($3,000.00) per acre of land (the “Minimum Value”); (ii) in the event Lessor does not elect the Minimum Value, the value agreed upon by Lessor and Lessee; or, (iii) in the event Lessor does not elect the Minimum Value and Lessor and Lessee are not able to agree on a value, the value set by a neutral appraiser, to be selected by two appraisers, one selected by each party, who will conduct an appraisal that will be binding on Lessor and Lessee with such neutral appraiser to use MAI or other similarly recognized standards in conducting the appraisal; and with the date of valuation to be the date of Lessee’s first occupancy of the relevant Surface unless a different date is expressly provided for herein. In the event the land area required by Lessee under any provision of the Lease is less than an entire subdivided lot or parcel of land, in Lessor’s sole discretion, the Lessee shall pay the appraised value for the entire lot or parcel required by Lessee under the Lease.

(c) Coordination and Cooperation with Lessor. The Surface of the Leased Premises are now being, and/or may hereafter be, used by Lessor and/or others. In its Operations, Lessee shall not interfere with such uses. Lessee shall give Lessor and any surface owners or users prior written notice of and cooperate and consult with Lessor and any such owners and users with respect to all activities by Lessee, to the end that such activities shall interfere as little as is reasonably possible with the existing and anticipated future uses of the Leased Premises by Lessor and others. Prior to conducting any such activities, Lessee shall obtain the prior written consent of Lessor, which consent will not be unreasonably withheld, for the location of geophysical activities and facilities, wells, roads, pipelines, gates, pump stations, compressors, tank batteries, separators and other activities, equipment and facilities so as to minimize disruption of the Surface.

(d) Roads, Fences and Gates. Lessee shall use existing roads, rights-of-way, and gates to the greatest feasible extent. When and where new gates must be installed, Lessee shall brace existing fences so there will be no slackening of wires and install adequate metal gates or, at Lessor’s election, cattle guards, all of which gates and cattle guards will be and remain Lessor’s property. Lessee will keep locked all gates which are locked and keep open all gates which are open.

(e) Roads. Lessee shall not construct more than one road to the location of any drillsite, facility or equipment (each, a “Location”) and shall confine all travel to and from any Location to such single road. No road constructed by Lessee shall be more than 50 feet wide at any point, but Lessee shall only construct the road at such width as is reasonably necessary for safe and efficient operations, mobilization and de-mobilization and, in the event such road may be diminished or eliminated over time (for example, due to such road or the width of such road not being reasonably necessary for safe and efficient operations, mobilization and de-mobilization, or otherwise), Lessee shall return to Lessor any diminished or eliminated portions of such road. Lessee shall obtain the prior written consent of the Lessor, which consent will not be unreasonably withheld, prior to placing any road in any Location. Lessee shall maintain all existing roads, unless maintained by a governmental entity, and new roads used by it in good repair and when Lessee is no longer using such as road, if Lessor or any other surface owner so requests, restore the Surface as nearly as possible to its original condition prior to the construction of such road.

(f) Pipelines. Lessee may construct pipelines (including “gathering lines”) on the Leased Premises solely for the purpose of, and no pipeline shall exceed the size necessary for, transporting Oil and Gas Substances produced on the Leased Premises off of the Leased Premises. Whenever reasonably possible, Lessee shall use existing public roads, easements and rights-of-way for the Location of all pipelines. Lessor grants Lessee the right to use Lessor’s reserved utility easements and/or rights-of-way for Lessee’s pipelines, electrification and other utility and product transportation requirements; provided that, Lessor makes no representation that such easements and/or rights-of-way allow for the installation of gas or oil pipelines or facilities therein. Prior to placing any pipeline on the Leased Premises outside of existing public roads and public right of ways, Lessee shall obtain the prior written consent of the Lessor, which consent may be reasonably withheld or conditioned. If Lessor withholds or conditions its consent to construct a pipeline, Lessor shall use its commercially reasonable efforts to work with Lessee (at no cost to Lessor) to establish a route for such pipelines so that Lessee is capable of producing, transporting, marketing and selling Oil and Gas Substances from wells drilled by Lessee on the Leased Premises. Lessee shall bury all permanent pipelines no less than thirty-six (36) inches below the surface and restore the Surface as nearly as possible to its former condition, to a reasonable extent. Lessee shall use steel pipe in all pipelines in which pressure is anticipated to be in excess of 300 psi unless the material transported is highly corrosive, in which case other types of pipe meeting industry standards may be used.

(g) Fencing, Berming and Maintenance of Facilities. Lessee shall screen all its permanent wells, tanks and other equipment from sight from roads and structures existing when the permanent well is drilled. Lessee shall obtain Lessor’s prior written approval, which approval will not be unreasonably withheld, for the design and materials used in screening its permanent equipment. Lessee shall adequately fence all Locations and maintain such fences in good repair. Lessee shall construct and maintain adequate berms around each tank, separator and other receptacle of oil or salt water as specified by the New Mexico OCD. Lessee shall keep all Locations and roads leading thereto free of noxious weeds and debris.

2

(h) Pits and Surface Restoration. Lessee shall not construct any pit on the Leased Premises without the prior written consent of Lessor and any other owner of the surface on which Lessee seeks to construct any pit. Each pit shall be construed, operated, maintained and abandoned in compliance with Law and to Lessor’s and any other such surface owner’s reasonable satisfaction within thirty (30) days after it is no longer required for Operations. Following any use of the Surface, Lessee shall clean up, grade, seed and otherwise reasonably restore the same to its condition prior to such use.

(i) Firearms and Hunting Prohibited. No employee, agent, invitee or contractor of Lessee may bring any firearms or bows on or hunt on the Leased Premises. Lessor may deny any person violating this Subparagraph (i) further access to the Leased Premises.

(j) Compliance with Law. Lessee shall comply with all applicable Law, including but not limited to Law relating to appropriation and use of water, safety, health, air and water quality, surface and subsurface reclamation, hazardous waste and other hazardous materials, the environment, conservation of oil and gas, and drilling, operation, plugging and abandonment of wells, and including but not limited to the following federal statutes: Clean Air Act, Comprehensive Environmental Response, Compensation and Liability Act, Safe Drinking Water Act, Resource Conservation and Recovery Act, the Toxic Substances Control Act, Occupational Safety and Health Act, Hazardous Materials Transportation Act and Emergency Planning and Community Right-to-Know Act, and all comparable state statutes. This Subparagraph (j) shall remain in effect following any expiration, termination or release of the Lease. Lessee shall at all times be liable to Lessor for any and all expenses, claims and losses of, against or by Lessor resulting from or arising out of any violation by Lessee of this Subparagraph (j).

(k) Trash Barrels. Lessee shall place a trash barrel at each (i) point where its employees, agents, invitees or contractors enter the Leased Premises and (ii) Location, require its employees, agents, invitees and contractors to deposit all small trash brought to or produced on the Leased Premises in such barrels, and periodically dispose of the contents of such barrels off of the Leased Premises.

(l) Drillsites. Prior to commencing drilling operations, Lessee shall select a proposed drillsite, together with a proposed access road location (if necessary), and submit a location map thereof to Lessor. Lessee shall not propose more than one drillsite every thirty (30) days except after the first producing well is drilled on the Leased Premises. Lessor shall have thirty (30) days from receipt thereof to review and respond to same. If Lessee does not receive a written objection within said period from Lessor, then the drillsite and access road shall be deemed approved. If Lessor objects to the drillsite and/or access road, then, within such thirty (30) period, Lessor shall submit to Lessee, in writing, its objections, together with its reasons therefore, and shall also propose a new drillsite and/or access road location. However, the consent of Lessor shall not be unreasonably withheld. An objection unaccompanied by a proposed alternative location shall not be effective. In the event Lessee objects to the drillsite proposed by Lessor, Lessor and Lessee shall meet within thirty (30) days of the submission of such objections and attempt in good faith and with due diligence to agree mutually on a drillsite location. Once a drillsite is approved, it shall remain an approved drillsite for the remaining term of the Lease. Lessor shall endeavor to regularly provide Lessee with copies of its current maps or development plans to assist Lessee in choosing drillsites. Lessee shall use existing roadways or rights-of-way for access to drillsites and for location of pipelines and utility lines. Lessee shall not without Lessor’s written consent locate any drillsite nearer than (i) 200 feet from an existing or proposed right-of-way for any main arterial highway, electric transmission or distribution line, or gas or oil pipeline (except pipelines and electric lines used in connection with Operations) or (ii) 1,000 feet of any residential, commercial or industrial building located on Lessor’s Surface. Upon request of Lessor, Lessee shall fence all producing well locations and buffer them from the surrounding land such that any permanent improvement at such Location is hidden from view.

3

4. Location of Roads, Pipelines and Structures: Subject to all the terms, provisions and limitations contained elsewhere in the Lease and except for the Surface of those lands specifically excluded in Exhibit A to the Lease, as to the Leased Premises on which Lessor then owns the surface estate, Lessee shall have the right to build roads, lay pipelines, install tanks and other production equipment, build electric and telephones and construct other related structures necessary in Operations on the Leased Premises only with the Lessor’s prior consent, which consent will be in Lessor’s sole discretion and may, in Lessor’s sole discretion, be withheld or conditioned. The procedures and limitations set forth in Subparagraph 3(l) of this Addendum shall be used to select and approve the location of roads, pipelines, electric transmission or distribution lines and other structures and facilities proposed for Operations. Lessee shall bury permanent pipelines at least three (3) feet under the surface, shall plainly mark the location of all pipelines and shall promptly upon construction of any pipeline submit to Lessor a plat showing its location.

5. Surface Development: Lessor reserves the rights to (i) develop all or any part of the Surface of the Leased Premises by constructing, or causing to be constructed, residential, commercial or industrial structures and other improvements on, and (ii) sell, convey, lease, mortgage or grant any other interest in all or any part of the surface estate of the Leased Premises that is owned by Lessor. Except for drillsites and other facilities subject to Paragraphs 3 and 4, Lessee shall use its best efforts not to disturb the Surface of the Leased Premises. In addition to the other applicable provisions of the Lease, Lessee shall use reasonable efforts to cause all facilities placed or installed hereunder on the Leased Premises (except temporary structures) to blend with the surrounding physical environment. In the event Lessor sells or conveys all or a portion of the Leased Premises, Lessee shall execute such documents as are reasonably necessary for the sale or transfer to occur, except that Lessee shall not be obligated to execute any documents for title exceptions having to do with the mineral estate or that modify this Agreement. Any such future sale or transfer shall be subject to this Agreement. Additionally, Lessor may request and Lessee shall promptly provide a written statement of Lessee’s then present development plans as to any lands where Lessor owns the surface.

6. Continual Drilling Obligation and Release Obligation: After the expiration of the Primary Term as may be extended, Lessee shall not allow more than three hundred sixty (360) days to elapse between completion or abandonment of drilling operations on a well and the commencement of Operations on a succeeding well. If more than three hundred sixty (360) days elapse between the completion or abandonment of drilling operations on a well and the commencement of Operations on a succeeding well, the Lease shall terminate as to any portion of the Leased Premises outside of any drilling units upon which a well from which Oil and Gas Substances are being produced and marketed in paying quantities. Payment of “Shut-In Royalty” under Paragraph 5 of the Lease does not excuse, postpone, alter or otherwise modify Lessee’s continuous drilling obligations. Upon the termination of the Lease as to all or any portion of the Leased Premises, Lessee agrees to furnish to Lessor, within ten (10) days after Lessor’s written request therefor, a written release in recordable form for the acreage terminated from the operation of the Lease. This Paragraph 6 shall control with regard to termination of the Lease regardless of any extension which would otherwise occur due to continuing Operations as stated in Paragraph 4 of the Lease.

4

7. Surface Restoration: As soon as possible after drilling operations have ceased at any drillsite, Lessee shall promptly restore all drillsites to the condition existing immediately prior to commencement of drilling activities, as reasonably practicable, including but not limited to, the lining and reclamation of areas below and around pits and any other areas that are affected by Operations, filling all pits and leveling the location, as would a reasonable and prudent operator; provided that production equipment shall be allowed to remain on a drillsite location for any well on the Leased Premises from which Oil and Gas Substances are being produced and marketed in paying quantities. Lessee shall reimburse Lessor and/or any other surface owner directly affected for all damage to roads, fences, improvements and growing crops caused by Operations, remove all board roads and board road materials, level and fill all ruts, and restore the surface of the ground to as near its original condition as is reasonably practical promptly upon the cessation of Operations at each well location on the Leased Premises. Lessee shall provide to Lessor a payment and performance bond in favor of Lessor for the greater of One Million Dollars ($1,000,000.00) or the reasonable cost of such restoration activities. Said bond shall be renewed annually and the amount thereof upon renewal shall reflect the cost of any new activity on the Leased Premises which may require restoration upon termination of this Lease. In the event that the Lessee fails to comply with the provisions of this Paragraph 7, Lessor (in addition to any and all other rights and remedies it may have) shall have the right to use the bond proceeds to complete the restoration of the Leased Premises as required by this Lease. Said bond shall not be terminable without the consent of the Lessor.

8. Warranty and Lessor Interest: Notwithstanding any other provisions of this Lease to the contrary, Lessor does not warrant title to the Leased Premises. Lessor affirmatively states that it is relying on Lessee’s title representations in executing the Lease and Lessor has no independent knowledge of the state of title. Lessor affirmatively states that it has in the past sold a majority of the real estate described in the Lease. Although Lessor believes it has retained the mineral rights on a majority of the Leased Premises, Lessor affirmatively states that some mineral rights within the property may have been previously conveyed to third parties. Lessee takes the Leased Premises in “AS-IS” condition without any express or implied representations or warranties whatsoever.

9. Pugh Clause: Subject to the provisions of Paragraph 6 of this Addendum but otherwise notwithstanding any provision to the contrary in the Lease, after the end of the Primary Term as may be extended, neither production and marketing of Oil and Gas Substances in paying quantities nor payment of Shut-In Royalty shall extend the term of the Lease except as to any section or projected square section of 640 acres, more or less, or as specified by the New Mexico OCD on which a well is located from which Oil and Gas Substances are being produced and marketed in paying quantities.

10. Assumption of Risk; Liens; Indemnity: Lessee and each of its successors and assigns shall (i) assume all risks and liabilities of every kind and nature incident or relating hereto, in connection herewith, occasioned hereby, or resulting in any manner from Lessee’s activities hereunder; (ii) keep the Leased Premises free from all liens, claims and security interests of every character granted by Lessee or arising in connection with or resulting from Lessee’s activities hereunder or on the Leased Premises; and (iii) defend, indemnify and hold harmless Lessor and Lessor’s directors, officers, employees, owners, representatives, agents, tenants, lessees, successors and assigns, and all other owners of the surface in any of the Lease Premises (individually and collectively, “Indemnified Parties”), from and against any and all liens, claims, damages, demands, losses, expenses, liabilities, proceedings and causes of action of every kind and character for death or injury to persons or damage to property in any way relating or connected to or arising under the Lease or any breach hereof or any act or failure to act by Lessee, its directors, managers, members, officers, employees, owners, representatives, agents or contractors, and from and against all costs and expenses (including but not limited to attorneys’ and other professional and consulting fees) incurred by any of the Indemnified Parties by reason thereof. Lessee shall make Lessor a co-insured on Lessee’s comprehensive general liability insurance policy or policies, maintain such policy or policies in effect for so long as the Lease remains in effect and for ten (10) years thereafter, and at Lessor’s request, furnish Lessor with a copy/copies of such policy/policies. This Paragraph 10 shall survive any full or partial expiration, termination or release of the Lease or any interest hereunder.

11. Definition of Certain Terms: Whenever used in this Lease, the terms “commences,” “commencing,” and “commencement” shall refer to the setting of surface casing in a lawfully permitted well and thereafter prosecuting Operations on such well in good faith and with due diligence.

5

12. Pooling and Unitization: Notwithstanding any provisions to the contrary in this Lease, Oil and Gas Substances within the exterior boundaries of the Leased Premises shall not be pooled or unitized with any other Oil and Gas Substances except where specified by the New Mexico OCD.

13. Lessee’s Property Upon Full or Partial Expiration, Termination or Release: Any tubing, casing, well equipment, pipeline, tank battery or other property of Lessee that is not removed by Lessee from any portion of the Leased Premises as to which this Lease has expired or been terminated or released within one hundred eighty (180) days from the expiration, termination or release shall, at Lessor’s option, either become the property of Lessor or be promptly removed by Lessee at Lessee’s expense from the Leased Premises. If any item becomes the property of Lessor, Lessee shall at Lessor’s request promptly execute and deliver to Lessor all instruments necessary or desirable to show that Lessor has title thereto.

14. Gas Measurement: The maximum pressure base for measuring Gas shall not at any time exceed 14.65 pounds per square inch absolute, and the standard base temperature shall be 60 degrees Fahrenheit. Corrections shall be made for by the most accurate method of testing used by industry at the time of testing for (i) pressure according to Boyle’s Law, and (ii) specific gravity. Lessor acknowledges and understands that Lessee may be required to report gas production to governmental agencies at different pressure bases. Nothing in this paragraph shall require Lessor to pay gas royalty on a volumetric basis if Lessees is paid for gas production on some other basis (such as its heating value or Btu content).

15. Exclusive Option to Extend Lease: Lessor hereby grants and conveys unto Lessee, for a period of four (4) years after the date hereof, provided that Lessee is not then in default of any of its obligations hereunder, the option of extending the Lease (the “Option Lease”) for an additional four (4) years. This option may be exercised, at Lessee’s sole discretion, any time prior to four (4) years after the date hereof, provided that Lessee is not then in default of any of its obligations hereunder, by Lessee’s delivery to Lessor of (i) a written notice to Lessor exercising the option to extend this Lease; and (ii) cash or a certified funds check in the same amount as the original lease bonus paid by Lessee to Lessor for this Lease regardless of the number of acres contained in the Option Lease. The Option Lease shall be for a term of four (4) years and for so long thereafter as Oil and Gas Substances are produced and marketed in paying quantities from the Leased Premises on the Lease is otherwise maintained in effect pursuant to the express provisions of the Lease. Upon receipt of such notice and payment, Lessor shall execute and deliver the Option Lease to Lessee.

16. Time is of the Essence: Time is of the essence of the Lease.

17. Implied Covenants of Lessee: No express covenant or provision contained in the Lease shall be construed to modify, diminish or replace any implied covenant by Lessee to Lessor. Instead, such express covenants and provisions shall be in addition to, and not in lieu of, any implied covenants from Lessee to Lessor.

18. Survival: Lessee’s express and implied covenants, duties, obligations and liabilities arising or accruing under this Lease before the expiration, termination or release hereof shall survive such expiration, termination or release, including but not limited to Paragraphs 3, 5, 6, 8 and 11 of the Lease and Paragraphs 2, 3, 7, 10, 13, 17, 19, 20 and 22 through 24 of this Addendum.

19. Role of the Operator: The “Operator” is a person or entity appointed by the Lessee to conduct oil and gas exploration and development operations on the Leased Premises on behalf of Lessee pursuant to the terms of a Joint Operating Agreement (or a similar agreement) and who is authorized to conduct those activities by the New Mexico Oil Conservation Division. In the event that Lessee appoints an Operator to conduct operations pursuant to the Lease, the following provisions shall apply:

(a) Lessee shall promptly notify Lessor of the appointment of the Operator, including any successor to the Operator, including in such notification the identity of and the contact information for the Operator.

(b) Without affecting any liability of Lessee, the Operator, even if it is not a Lessee, shall also be deemed to be the “Lessee” with respect to all representations, warranties, covenants, and payment and performance obligations of the Lessee under the Lease and shall be liable to Lessor for full payment and performance of all obligations of the Lessee or of the Operator, as a deemed “Lessee”, under the Lease, and the Operator shall promptly provide Lessor with an acknowledgement to such effect upon appointment of the Operator by Lessee.

6

(c) Operator shall appoint a Representative who will have the same responsibilities and obligations as the Lessee’s Representative as provided in Section 11 of the Lease. Operator shall be subject to the arbitration provisions in Section 11 of the Lease to the same extent as the Lessee.

20. Surface Owner Agreement. As to any Surface owned by Lessor, Paragraphs 3, 4, 5, 7, and 20 above shall constitute the agreement between Lessor and Lessee concerning use of the Lessor’s Surface and the provisions of the New Mexico Surface Owner Protection Act shall not apply.

21. Standstill Provision: Lessor is a publicly traded corporation. So long as this Lease is in effect, neither Lessee nor any of its officers, directors, managers, members, employees, owners, representatives, agents, subsidiaries or contractors (collectively “Affiliates”) shall purchase or sell any stock in the Lessor. Lessee understands that it may have confidential information regarding the value of the Lessor’s stock which could affect the value of the stock and that Lessee and its Affiliates may be considered “insiders” for the purposes of securities laws. Any breach of this Paragraph 21 shall be considered a material breach of the Lease and Lessor shall have any and all remedies available to it for such breach.

22. Lessee Representations and Warranties: Lessee hereby makes the following representations and warranties to Lessor (with the understanding that Lessor is relying on said representations and warranties):

(a) Lessee has the full right, power, and authority to execute, deliver, and perform this Lease without obtaining any consents or approval from, or taking any other actions with respect to, any third parties (or if any such consents, approvals, or other actions are required, the same have been fully accomplished prior to the execution of this Lease), and this Lease, when executed and delivered by Lessee and Lessor, shall constitute the valid and binding agreement of Lessee, and shall be enforceable against Lessee in accordance with its terms.

(b) Lessee is duly incorporated and in good standing in the state of its incorporation. All requisite corporate action has been taken by Lessee in connection with making and entering into the Lease and the consummation of the transactions contemplated herein. The individual executing this Lease on behalf of the Lessee is authorized to do so and, upon executing this Lease, this Lease shall be binding and enforceable on Lessee in accordance with its terms.

(c) Lessee has complied with all applicable laws, ordinances, regulations, and restrictions relating to this Lease.

(d) There is no pending or threatened litigation or claims against Lessee which would adversely impact Lessee’s ability to enter into this Lease or fully carry out its duties and obligations hereunder.

(e) There are no attachments, executions, or assignments for the benefit of creditors, or voluntary or involuntary proceedings in bankruptcy or under any other debtor-relief laws pending or threatened against Lessee.

23. Notice: Any and all notices required or permitted by this Lease shall be given in writing via facsimile transmission, or by hand delivery, or by overnight courier, addressed as follows:

If to Lessor:	AMREP Southwest Inc.
333 Rio Rancho Drive, NE, Suite 400
Rio Rancho, New Mexico 87124
Telephone: 505/892-9200
Facsimile: 505-896-9180
Email: jimwjr@aswinc.com
Attn: James Wall, Jr.

7

With Copy to:	Outer Rim Investments, Inc.
333 Rio Rancho Drive, NE, Suite 400
Rio Rancho, New Mexico 87124
Telephone: 505/892-9200
Facsimile: 505-896-9180
Email: jimwjr@aswinc.com
Attn: James Wall, Jr.

Lastrapes, Spangler & Pacheco, PA
333 Rio Rancho Drive, NE, Suite 401
Rio Rancho, New Mexico 87124
Telephone: 505/892-3607
Facsimile: 505/892-1864
Email: ms@lsplegal.com
Attn: Matthew M. Spangler

If to Lessee:	Thrust Energy, Inc.
400 Pennsylvania Avenue, Suite 690
Roswell, New Mexico 88201
Telephone: 575/625-5500
Facsimile: 575/624-1569
Email: jim.manatt@thrustenergy.com
Attn: James C. Manatt

With Copy to:	Cebolla Roja, LLC
P.O. Box 2990
Ruidoso, NM 88355-2990
Facsimile: 575/937-6904
Email: branex54@gmail.com
Attn: F. Andrew Grooms

Hinkle, Hensley, Shanor & Martin
400 Penn Plaza, Suite 640
Roswell, NM 88201
Telephone: 575/622-6510
Facsimile: 575/623-9332
Email: acloutier@hinklelawfirm.com
Attn: Andrew J. Cloutier

or at any other address or facsimile number designated by Lessor or Lessee in writing. Any notice or communication shall be deemed to have been given (i) as of the date of receipt, if received by facsimile on or before 5:00 p.m.; (ii) as of the next day after receipt, if received by facsimile after 5:00 p.m.; or (iii) as of the date of delivery, if hand delivered or sent by overnight courier. It is provided, however, that the parties hereto may, from time to time and at any time, change their respective addresses upon the giving of ten (10) days’ written notice to the other party of such change of address in the manner as aforesaid.

24. Miscellaneous.

(a) Any covenant or agreement herein which contemplates performance after the termination of this Lease shall expressly survive such termination and be binding upon the parties obligated thereby.

(b) The terms, provisions, warranties, representations, covenants, and agreements contained in this Lease shall apply to, be binding upon, and inure to the benefit of, the parties hereto and their respective legal representatives, permitted successors, and permitted assigns.

(c) Time is of the essence in the performance of the Lease.

8

(d) Failure of Lessor or Lessee to insist in any one or more instances upon the performance of any of the covenants, agreements, and/or conditions of the Lease, or to exercise any right or privilege herein conferred shall not be construed as a waiver of any such covenant or condition.

(e) This Lease contains the entire agreement among the parties relating to the subject matter hereof and neither party shall be bound by any verbal statement or agreement made heretofore. This Lease cannot be varied and no waiver shall occur except by written agreement executed by the parties.

(f) Nothing contained herein is intended to create, nor shall it ever be construed to make, Lessor and Lessee partners or joint venturers.

(g) The provisions of the Lease are severable, and if any provision or part hereof or the application thereof to any person or circumstance shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of the Lease and the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby.

(h) The Lease may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; but in making proof of the Lease, it shall not be necessary to produce or account for more than one such counterpart. Additionally, (i) the signature pages taken from separate individually executed counterparts of the Lease may be combined to form multiple fully-executed counterparts; and (ii) a facsimile signature or an electronically scanned signature shall be deemed to be an original signature for all purposes. All executed counterparts of the Lease shall be deemed to be originals, but all such counterparts, when taken together, shall constitute one and the same agreement. Lessor does not assent or agree to and will not be bound by any electronic signature or other electronic record. Without limiting the foregoing, Lessor and Lessee agree that the Electronic Signatures in Global and National Commerce Act, the New Mexico Uniform Electronic Transactions Act, NMSA 1978 §14-16-1to 14-16-19, or any other law applicable to contracting electronically do not and shall not apply to the Lease or any amendment of, waiver of or consent under the Lease.

(i) The Lease is solely for the benefit of the parties hereto, their permitted successors and permitted assigns and shall not be deemed to inure to the benefit of any third-party.

(j) Although Lessor is under no obligation to renegotiate (including negotiation of any waiver of) any provision in the Lease or to consent to any action or inaction not specifically permitted by the Lease, Lessor recognizes that, from time to time, Lessee may have good faith business reasons to seek to renegotiate (including negotiation of any waiver of) certain provisions in the Lease or to seek a consent to any action or inaction not specifically permitted by the Lease. In the event that Lessee seeks to renegotiate (including negotiation of any waiver of) any provision in the Lease, seeks a consent to any action or inaction not specifically permitted by the Lease or seeks to supplement the Lease with additional provisions or documents (collectively, the “Initial Requested Action”), regardless of the results of any Initial Requested Action or the requests, demands or requirements of Lessor during discussions of any Initial Requested Action, Lessee shall promptly reimburse Lessor all reasonable attorney’s fees and any other third party expenses actually incurred by Lessor in connection with such Initial Requested Action.

(k) Within five (5) days of the date of the Lease, Lessee shall transfer to Lessor, without restriction or encumbrance, in native format or such other format as may be requested by Lessor any and all title work, title searches, title opinions and similar information directly or indirectly related to Lessor’s mineral rights. Lessee makes no warranty of any kind to Lessor as to any of that title work, including any warranties as to the accuracy or completeness of that work.

(l) Lessee understands that Lessor is a subsidiary of AMREP Corporation, an Oklahoma corporation (the “Parent”), whose shares are traded on the New York Stock Exchange and which is required to disclose information about the business and operations of itself and its subsidiaries in filings with the Securities and Exchange Commission (“SEC”). Lessee agrees that it shall cooperate with Lessor to provide any and all information reasonably requested by the Parent in connection with any filings with the Securities and Exchange Commission by the Parent, including but not limited to the Lease, the minerals contemplated to be extracted pursuant to the Lease or Lessee’s activities and operations on the Leased Premises. Lessee understands that Lessor may be required to publicly file the Lease with the SEC and that those documents will become publicly available as a result.

9

AMREP SOUTHWEST INC.		THRUST ENERGY, INC.

By:	/s/ James Wall, Jr.	By:	/s/ James C. Manatt, Jr.
	James Wall, Jr., Senior Vice President		James C. Manatt, Jr., CEO

OUTER RIM INVESTMENTS, INC.		CEBOLLA ROJA, LLC

By:	/s/ James Wall, Jr.	By:	/s/ F. Andrew Grooms
	James Wall, Jr., Senior Vice President		F. Andrew Grooms, Manager

10